Exhibit 10.5

C&W ACQUISITION CORP.

225 West Wacker Drive, Suite 3000

Chicago, IL 60606

[●], 2021

C&W Acquisition Corp. Sponsor, L.L.C.

225 West Wacker Drive, Suite 3000

Chicago, IL 60606

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of C&W Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), C&W Acquisition Corp. Sponsor, L.L.C. (the “Sponsor”) shall take steps directly or indirectly to make available to the Company certain office space, administrative and support services as may be required by the Company from time to time, situated at 225 West Wacker Drive, Suite 3000, Chicago, IL 60606 (or any successor location) (the “Facilities Services”) and (ii) render to the Company, on a non-exclusive basis, by and through such of the Sponsor’s officers, employees, agents, independent contractors, representatives and affiliates as the Sponsor, in its sole discretion, may designate or engage from time to time (the “Personnel”), certain secretarial, support, consulting and administrative services, including research, due diligence, transaction process management and execution and other services of a type customarily provided by entities similar to the Sponsor (collectively, the “Personnel Services” and, together with the Facilities Services, the “Services”); provided, however, that the Personnel Services shall not include any investment advice to the Company.

The Company acknowledges that certain of the Personnel also will be performing services for the Sponsor and/or other companies from time to time, including certain subsidiaries and affiliates of the Sponsor and Cushman & Wakefield plc, in each case, while also potentially performing services directly for the Company irrespective of this letter agreement. The parties acknowledge and agree that the Sponsor, and not the Company, will be solely responsible for the payment of salaries, wages, benefits (including health insurance, retirement, and other similar benefits, if any) and other compensation applicable to all Personnel. All Personnel will be subject to the personnel policies of the Sponsor. The Sponsor will be responsible for the payment of all federal, state, and local withholding taxes on the compensation of all Personnel and other such employment related taxes as are required by law. The Company will cooperate with the Sponsor to facilitate the Sponsor’s compliance with applicable federal, state, and local laws, rules, regulations, and ordinances applicable to the employment or engagement of all Personnel.

In exchange for the Services, the Company shall pay the Sponsor, or an affiliate thereof, as determined by the Sponsor, a sum of up to $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

[Signature Page Follows]

Very truly yours,

C&W ACQUISITION CORP.

By:
Name:	Nathaniel Robinson
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

C&W ACQUISITION CORP. SPONSOR, L.L.C.

By:
Name:	Nathaniel Robinson
Title:	Manager

[Signature Page to to Services and Facilities Sharing Agreement]